SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Rackable Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Rackable Systems, Inc.

46600 Landing Parkway

Fremont, CA 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of RACKABLE SYSTEMS, INC., a Delaware corporation (the “Company”). The meeting will be held on Friday, May 29, 2009 at 9:00 a.m. local time at our executive offices located at 46600 Landing Parkway, Fremont, CA 94538 for the following purposes:

1.	To elect the seven nominees for director named herein to serve until the next annual meeting and their successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending January 2, 2010.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 10, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 29, 2009 at 9:00 a.m. local time at our executive offices located at 46600 Landing Parkway, Fremont, CA 94538.

The proxy statement and annual report to stockholders

are available at http://investors.rackable.com.

By Order of the Board of Directors

Maurice Leibenstern
Secretary

May 1, 2009

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Rackable Systems, Inc.

46600 Landing Parkway

Fremont, CA 94538

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 29, 2009

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of RACKABLE SYSTEMS, INC. (sometimes referred to as the “Company” or “Rackable Systems”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone. In addition, we are sending our stockholders an annual report that will accompany this proxy statement in accordance with SEC rules.

We intend to mail these proxy materials on or about May 1, 2009 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 10, 2009 will be entitled to vote at the annual meeting. On this record date, there were 30,116,494 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 10, 2009 your shares were registered directly in your name with Rackable Systems’ transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 10, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of our seven nominees for director;

•

Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending January 2, 2010.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, or vote by proxy over the telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-776-9437 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 6:00 a.m. Pacific Time on May 28, 2009 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Rackable Systems. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2009.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted, as applicable, “For” the election of all seven nominees for director and “For” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 2, 2010. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, you broker or nominee may either use its discretion to vote your shares on “routine matters” or leave your shares unvoted. If your shares are held in street name, your broker, bank or nominee has enclosed a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card.

Please return your proxy card to your nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and MacKenzie Partners, Inc. (“MacKenzie Partners”) may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but MacKenzie Partners will be paid its customary fee not to exceed $12,500 plus out-of-pocket expenses if it solicits proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials and complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone.

•	You may send a timely written notice that you are revoking your proxy to Rackable Systems’ Secretary at 46600 Landing Parkway, Fremont, CA 94538.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 1, 2010 to our Corporate Secretary at 46600 Landing Parkway, Fremont, CA 94538; provided, however, that if our 2010 annual meeting is held before April 29, 2010 or after June 28, 2010, you must provide that specified information to us a reasonable time before we begin to print and send our proxy statement for our 2010 annual meeting. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our Bylaws, you must provide specified information to us between January 29, 2010 and February 28, 2010; provided, however, that if our 2010 annual meeting is held before April 29, 2010 or after June 28, 2010, you must provide that specified information to us between the 120th day prior to the 2010 annual meeting and not later than the 90th day prior to the 2010 annual meeting or the 10th day following the day on which we first publicly announce of the date of the 2010 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. With respect to proposals other than the election of directors, abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

•

Since the number of nominees timely nominated for the Annual Meeting does not exceed the number of directors to be elected at the 2009 Annual Meeting, the 2009 election is uncontested election under the Bylaws. As a result, the nominees receiving more “For” votes than “Withheld” votes (from the holders of votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors) will be elected. Broker non-votes and abstentions will have no effect. Pursuant to our Bylaws, each of the nominees listed below has tendered an irrevocable conditional resignation as a director (subject to certain conditions; see the section entitled “Proposal 1—Election of Directors” on Page 7 below).

•

To be approved, Proposal No. 2 ratifying Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010 must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 30,116,494 shares outstanding and entitled to vote. Thus, the holders of 15,058,248 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of the shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at investors.rackable.com.

PROPOSAL 1

ELECTION OF DIRECTORS

RACKABLE SYSTEMS’ Board of Directors consists of seven directors. There are seven nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. The process by which our Nominating and Corporate Governance Committee identifies, evaluates and selects potential director nominees involves a variety of factors and criteria, all of which are described under Nominating and Corporate Governance Committee on page 13.

Although we do not have a formal policy regarding director attendance at our annual meetings, we intend to invite all of our directors to attend our annual meetings of stockholders. Four of the seven members of our Board serving at the time of our 2008 annual meeting of stockholders attended the 2008 annual meeting of stockholders.

Because the number of nominees timely nominated for the 2009 Annual Meeting does not exceed the number of directors to be elected at the 2009 Annual Meeting, the 2009 election is an “uncontested election” under the Bylaws. As a result, directors will be elected if they receive more “For” votes than “Withheld” votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors. Pursuant to our Bylaws, each of the nominees listed below has tendered an irrevocable resignation as a director, which resignation is conditioned upon both: (a) such director failing to have received more “For” votes than “Withheld” votes in an election; and (B) acceptance by the Board of Directors’ of such resignation.

NOMINEES

The following is a brief biography of each nominee for director.

NAME	AGE	PRINCIPAL OCCUPATION
Mr. Mark J. Barrenechea	44	President and Chief Executive Officer of Rackable Systems
General Michael W. Hagee	64	Retired
Mr. Charles M. Boesenberg	60	Retired
Mr. Gary A. Griffiths	59	President and Chief Operating Officer, LiteScape Technologies, Inc.
Mr. Hagi Schwartz	47	President, Magnolia Capital
Mr. Ronald D. Verdoorn	58	Retired
Mr. Douglas R. King	66	Retired

Mark J. Barrenechea joined Rackable Systems in November 2006 as a member of our board of directors, and in April 2007 became our President and Chief Executive Officer. Previously, Mr. Barrenechea served as Executive Vice President and CTO for CA, Inc. (“CA”), (formerly Computer Associates International, Inc.), a software company, from 2003 to 2006 and was a member of the executive management team. Prior to CA, Mr. Barrenechea served as Senior Vice President of Applications Development at Oracle Corporation, an enterprise software company, from 1997 to 2003, managing a multi-thousand person global team while serving as a member of the executive management team. From 1994 to 1997, Mr. Barrenechea served as Vice President of Development at Scopus, an applications company. Prior to Scopus Mr. Barrenechea was with Tesseract, an applications company, where he was responsible for reshaping the company’s line of human capital management software as Vice President of Development. Mr. Barrenechea holds a Bachelor of Science degree in computer science from Saint Michael’s College.

General Michael W. Hagee has been a member of our Board of Directors since February 2008. General Hagee is the head of MH Dimension Consulting, specializing in advising, counseling and training in topics such as ethical leadership, team building, mentoring and organizational efficiency. General Hagee retired from the

Marine Corps in January 2007. From 2003 to 2006 General Hagee was a member of the Joint Chiefs of Staff as the 33rd Commandant of the United States Marine Corps. Prior to that, he was the Commanding General of the 1st Marine Expeditionary Force. In total, General Hagee served in the U.S. military for more than 43 years. General Hagee holds numerous military, civilian, and foreign decorations, including the Bronze Star with Valor, National Intelligence Distinguished Service Medal, and Defense Distinguished Service Medal. General Hagee graduated with distinction from the U.S. Naval Academy in 1968 with a Bachelor of Science in Engineering. General Hagee also holds a Master of Science in Electrical Engineering from the U.S. Naval Postgraduate School and a Master of Arts in National Security and Strategic Studies from the Naval War College. General Hagee currently serves as a member of the Board of Directors of Cobham, plc, a publicly traded British manufacturing company.

Charles M. Boesenberg has been a member of our Board of Directors since August 2006. Mr. Boesenberg has served as Executive Chairman of the Board of Callidus Software from November 2007 until November 2008 and as Non-Executive Chairman of the Board since November 2008. From January 2002 to June 2006, Mr. Boesenberg served as Chief Executive Officer and, beginning in August 2002, Chairman of the Board at NetIQ Corp, a provider of integrated systems and security management solutions. Prior to joining NetIQ, Mr. Boesenberg held senior executive positions at IBM and Apple and served as president and chief executive officer of Central Point Software, Magellan and Integrated Systems. Mr. Boesenberg currently serves as a member of the Board of Directors of Callidus Software, a publicly traded provider of sales performance management and incentive compensation software, as a director at Interwoven, a publicly traded provider of content management solutions, and as a director at Keynote Systems, a publicly traded provider of on-demand test and measurement products for mobile communications, VoIP, streaming, and Internet performance. He has also previously served on the Board of Directors of Symantec, Macromedia and Maxtor. Mr. Boesenberg holds a B.S. in mechanical engineering from the Rose Hulman Institute of Technology and a M.S. in business administration from Boston University.

Gary A. Griffiths has been a member of our Board of Directors since November 2004. In July 2008, Mr. Griffiths joined LiteScape Technologies, Inc., a company focused on unifying various communication technologies over VoIP, as President and Chief Operating Officer. Upon the acquisition in May 2007 by Cisco Systems, Inc. of WebEx Communications, Inc., a provider of web-based conferencing solutions, Mr. Griffiths became a Vice President at Cisco, where he remained until April 2008. Mr. Griffiths joined WebEx in December 2005 as Vice President of Products, and became President of WebEx, where he remained until May 2007. From June 1999 to July 2005, Mr. Griffiths was Chairman, President and Chief Executive Officer at Everdream Corporation, a technology services company. Mr. Griffiths holds a B.S. in Aerospace Engineering from the United States Naval Academy and an M.S. from George Washington University.

Hagi Schwartz has been a member of our Board of Directors since August 2004. Since February 2005, Mr. Schwartz has been President of Magnolia Capital, an investment advisory firm. From February 2003 to August 2005, Mr. Schwartz was Chief Financial Officer of HyperRoll, Inc., a provider of high-performance database aggregation and summarization software. From September 2000 to July 2002, Mr. Schwartz was Chief Financial Officer of ATRICA, Inc., a telecommunications company. From October 1999 to May 2000, Mr. Schwartz was Chief Financial Officer at Noosh, Inc., a print management software company. From January 1996 to September 1999, Mr. Schwartz served as Vice President of Finance and Chief Financial Officer of Check Point Software, Inc., a software company. Currently, Mr. Schwartz serves on the Board of Directors of BigFix, Inc. Mr. Schwartz has a B.A. in Economics and Accounting from Bar Ilan University. Mr. Schwartz is a partner in Magnolia Capital Partners LTD, which provides corporate advisory services to its clients in Israel and the United States, and which has entered into a solicitation and referral agreement with one of the underwriters in our public offerings.

Ronald D. Verdoorn joined Rackable Systems as a director in March 2005 and was elected Chairman of the Board of Directors in January 2006. From January 1999 to 2002, Mr. Verdoorn served as Executive Vice President of Global Operations for Affymetrix, Inc., a company specializing in the development of technology for acquiring and managing complex genetic information for use in biomedical research, genomics and clinical diagnostics, following which he continued as a consultant until December 2003. From 1997 to 1999, Mr. Verdoorn served as an independent consultant to the hard disk drive industry. From 1983 to 1997, Mr. Verdoorn held a number of positions with Seagate Technology, Inc., most recently as Executive Vice President and Chief Operating Officer of Storage Products. Mr. Verdoorn has a B.A. in Sociology from Linfield College.

Douglas R. King has been a member of our Board of Directors since February 2008. Mr. King is a Certified Public Accountant with more than 30 years of experience in the accounting industry. Mr. King most recently served as the Managing Partner of the San Francisco office of Ernst & Young LLP, from which he retired in 2002. Currently, Mr. King serves on the Board of Directors of: SJW Corp as Chairman of the Audit Committee and member of the Executive Compensation Committee; Fuel Systems Solutions, Inc. as Chairman of the Audit Committee and a member of its Governance Committee; and of the private company Adaptive Spectrum and Signal Alignment, Inc. Mr. King has a Bachelor of Science from the University of Wisconsin (Madison) and an MBA from the University of Arkansas.

The Board Of Directors Recommends

A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Rackable Systems, its senior management and its independent auditors, the Board affirmatively has determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: General Hagee, Mr. Boesenberg, Mr. Griffiths, Mr. King, Mr. Schwartz and Mr. Verdoorn. In making its determination, the Board found that none of these directors or nominees for director have a material or other disqualifying relationship with Rackable Systems. The relationships considered by the Board in determining that these directors are independent consisted of: (a) Mr. Griffith’s former position as an executive officer of WebEx Communications, Inc. which is a customer of Rackable Systems. In 2008, WebEx purchased approximately $900,000 of products and services from Rackable Systems; and (b) Mr. Schwartz’s position as President of Magnolia Capital Partners LTD (“Magnolia”), which provides corporate advisory services to its clients in Israel and the United States and is party to an agreement (the “Referral Agreement”) under which Magnolia is entitled to compensation with respect to certain U.S. and Israeli clients for which Thomas Weisel Partners LLC, the investment banker in our public offerings in 2005 and 2006, provides investment banking services. We have been advised that Magnolia did not receive any compensation under the Referral Agreement in connection with our public offerings and will not receive any compensation in respect of any other services that may in the future be provided by Thomas Weisel Partners LLC to Rackable Systems. Mr. Barrenechea, our Chief Executive Officer, is not an independent director.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 15 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

As required under applicable NASDAQ listing standards, in fiscal year 2008, the Company’s independent directors met 5 times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2008 for each of the Board committees:

Type of Meeting Held	Number of Meetings
Board	15
Audit Committee (“AUD”)	12
Compensation Committee (“COM”)	13
Nominating and Corporate Governance Committee (“NOM”)	5

Director	Board Meetings Attended	Committee Meetings Attended
Mark J. Barrenechea (1)	15 of 15	n/a

Michael W. Hagee (2)	12 of 13	1 of 1 NOM

Charles M. Boesenberg (3)	13 of 15	12 of 12 AUD 13 of 13 COM

Gary A. Griffiths (4)	15 of 15	2 of 2 AUD 5 of 5 NOM 11 of 11 COM

Hagi Schwartz (5)	14 of 15	9 of 12 AUD 4 of 4 NOM

Ronald D. Verdoorn	15 of 15	13 of 13 COM

Douglas R. King (6)	12 of 13	10 of 10 AUD 1 of 1 NOM

(1)	Mr. Barrenechea did not serve on any committees.

(2)	General Hagee was elected to the Board on January 29, 2008 and was appointed to serve on the Nominating and Corporate Governance Committee and Strategic Committee on March 28, 2008.

(3)	Mr. Boesenberg has served on the Audit Committee and Compensation Committee since January 26, 2007.

(4)	Mr. Griffiths ceased serving on the Audit Committee on March 28, 2008, and joined the Compensation Committee on March 28, 2008.

(5)	Mr. Schwartz ceased serving on the Nominating and Corporate Governance Committee on March 28, 2008.

(6)	Mr. King was elected to the Board on January 29, 2008 and was appointed to serve on the Nominating and Corporate Governance Committee and Audit Committee, including as Chairman of the Audit Committee, on March 28, 2008.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other advisors or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on Rackable Systems’ audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor. Three directors currently comprise the Audit Committee: Messrs. King (Chairman), Boesenberg, and Schwartz. The Board has adopted a written Audit Committee Charter, which can be found on the Investor Relations section of our corporate website at www.rackable.com under Corporate Governance.

The Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards. The Board has determined that Messrs. King, Schwartz and Boesenberg all qualify as “audit committee financial experts,” as defined in applicable SEC rules. The Board made a qualitative assessment of Messrs. King’s, Boesenberg’s and Schwartz’s level of knowledge and experience based on a number of factors, including: Mr. King’s past experience as a managing partner at Ernst & Young, LLP, and his experience as an audit committee member and chairman for numerous public companies; Mr. Boesenberg’s past experience as president, chief executive officer and audit committee member of numerous public companies; and Mr. Schwartz’s past professional experience as the chief financial officer of various companies.

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for Rackable Systems. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; recommends to the Board for approval the compensation plans and programs for our company; determines and approves the compensation and other terms of employment of our Chief Executive Officer; determines and approves the compensation and other terms of employment of the other executive officers; determines and approves the compensation for our non-employee directors, and administers our stock option and stock purchase plans. Three directors currently comprise the Compensation Committee: Messrs. Boesenberg (Chairman), Verdoorn, and Griffiths. Mr. Griffiths joined the Compensation Committee in March 2008. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Board has adopted a written Compensation Committee Charter, which can be found on the Investor Relations section of our corporate website at www.rackable.com under Corporate Governance which can be found on our corporate website at www.rackable.com.

The processes used by the Compensation Committee for the consideration and determination of executive officer and director compensation consist of the following:

•	regular meetings of the Compensation Committee to review and evaluate compensation matters

•	evaluating the chief executive officer’s recommendation regarding the amount and form of compensation to be paid to executive officers, including himself

•	analyzing third party survey data and specific recommendations provided by independent compensation consultants in connection with evaluation of compensation matters

The Compensation Committee has full access to all books, records, facilities and personnel of Rackable Systems as deemed necessary or appropriate by any member of the Compensation Committee to discharge his or her responsibilities under its charter. The Compensation Committee has the authority to obtain, at the expense of Rackable Systems, advice and assistance from internal or external legal, accounting or other advisors and consultants. In addition, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at Rackable Systems’ expense. The Compensation Committee has the authority in incur other reasonable expenditures for external resources that the Compensation Committee deems necessary or appropriate in the performance of its duties. The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under Rackable Systems’ equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Internal Revenue Code; (b) individuals with respect to whom Rackable Systems wishes to comply with Section 162(m) of the Internal Revenue Code or (c) then subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

The Compensation Committee has delegated the authority to the Chief Executive Officer to approve non-officer new hire options grants. The Chief Executive Officer does recommend the amount and form of compensation for other executive officers, but does not determine such compensation.

During 2008, the Compensation Committee hired the independent firms of Radford Consulting, to conduct the director compensation survey, and Towers Perrin, to conduct the executive compensation survey. Radford Consulting and Towers Perrin were instructed to review the compensation and equity components at comparable companies, as determined by the consulting companies and compare market data against Rackable Systems’ current director and executive compensation package. Radford Consulting and Towers Perrin were also instructed to make recommendations to the Compensation Committee as to possible changes to Rackable Systems compensation practices based upon the results of the survey. The Towers Perrin report for executive compensation was presented to the Compensation Committee in December 2008, and the Radford report for directors’ compensation was presented to the Compensation Committee in January 2009. In addition, prior to making any annual compensation decisions, the Compensation Committee met with representatives of the Company’s largest shareholders to discuss the Company’s executive compensation practices. The Compensation Committee considered the input from these shareholders, as well as both the Towers Perrin and Radford reports, the Company’s performance and other financial data in establishing the executive management compensation plans for 2009. After doing so, the Compensation Committee concluded that there would be no increases made to compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Rackable Systems, reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for Rackable Systems. The Board has adopted a written Nominating and Corporate Governance Committee Charter, which can be found on the Investor Relations section of our corporate website at www.rackable.com under Corporate Governance. Three directors comprise the Nominating and Corporate Governance Committee: Mr. Griffiths (Chairman), Mr. King, and General Hagee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards).

The Nominating and Corporate Governance Committee believes that nominees for director of Rackable Systems should possess the following minimum criteria: be able to read and understand basic financial statements; be over 21 years of age; and have the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider the following additional criteria for nominees for director of Rackable Systems: the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Rackable Systems, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Corporate Governance Committee evaluates candidates for director nominees in the context of the current composition of the Board, the operating requirements of Rackable Systems, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by the Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Rackable Systems to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Rackable Systems during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, other than with respect to the search conducted to identify Mr. King and General Hagee, described above. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Rackable Systems at 46600 Landing Parkway, Fremont, CA, 94538 not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Persons wishing to communicate with the Board or an individual director may send a written communication addressed as follows: Rackable Systems Board Communication, 46600 Landing Parkway, Fremont, CA, 94538. Any communication sent must state the number of shares owned by the security holder making the communication. Our corporate secretary will review each communication and forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, our corporate secretary shall discard the communication.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors serves as our ultimate decision-making body, except with respect to matters reserved for the decision of our stockholders. The Board of Directors has adopted Corporate Governance Guidelines to assist in the performance of its responsibilities. These guidelines can be found on the Investor Relations section of our corporate website at www.rackable.com under Corporate Governance.

The Corporate Governance Guidelines provide, among other things, and in addition to the corporate governance matters described above, as follows:

1. The Board of Directors, which is elected annually (we do not have a staggered board), will periodically review the appropriate size of the Board.

2. It is the policy of the Board of Directors that our Chairman of the Board and Chief Executive Officer shall be different individuals, and if our Chairman of the Board is not an independent director, that we will have an independent director serve as our Lead Independent Director.

3. Board members may serve as a board member on no more than four additional public companies, and our Chief Executive Officer can serve as a board member on no more than two additional public companies. In addition, no member of our Audit Committee can serve on the audit committee of more than two additional public companies without the prior approval of our Chairman of the Board.

4. In uncontested elections, if a Board member receives more “withheld” votes than “for” votes, then our Corporate Governance and Nominating Committee will recommend to the Board of Directors whether to accept the resignation of such director, and the Board will accept the resignation absent compelling circumstances to the contrary. Further, the director subject to that determination will not participate in the decision as to whether to accept the resignation.

5. Directors who retire from their employment or materially change their position should offer to resign from the Board of Directors.

6. Directors are expected to participate in continuing education programs endorsed by Institutional Shareholder Services or the National Association of Corporate Directors as necessary in order to maintain the necessary level of expertise to perform their responsibilities as directors.

7. Directors are expected to hold, after one year of service, stock ownership in Rackable Systems with a market value at least equal to the annual retainer payable to directors.

8. Assessments of the performance of the Board of Directors and its committees will be conducted annually, as well as assessments of each director’s performance.

Stockholders may request a free copy of the code by submitting a written request to Rackable Systems, Inc., Attention: Secretary, 46600 Landing Parkway, Fremont, CA, 94538.

CODE OF CONDUCT AND ETHICS

We have adopted the Rackable Systems, Inc. Code of Conduct and Ethics that applies to all officers, directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct and Ethics can be found on the Investor Relations section of our corporate website at www.rackable.com under Corporate Governance.

Stockholders may request a free copy of the code by submitting a written request to Rackable Systems, Inc., Attention: Secretary, 46600 Landing Parkway, Fremont, CA, 94538. If we make any substantive amendments to our Code of Conduct and Ethics or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Our Corporate Governance Guidelines provide that each director who has served on the Board for at least one year is expected to own shares of Rackable Systems’ common stock with a market value at least the amount of his or her annual cash base retainer.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The primary purpose of the Audit Committee is to assist the Board in its general oversight of Rackable Systems’ financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on the Investor Relations section of our corporate website at www.rackable.com under Corporate Governance. The Audit Committee reviews the charter on an annual basis. The Board annually

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Rackable Systems under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

Our management has primary responsibility for preparing our financial statements, ensuring the integrity of such data and establishing the financial reporting process, including our systems of internal controls. Deloitte & Touche LLP, our independent registered public accounting firm, are responsible for performing an audit of our consolidated financial statements, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the Unites States. The Audit Committee’s responsibility is to oversee and review this process.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 3, 2009 with management of the Company, including a discussion of the quality, not just the acceptability, of the accounting principals, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has discussed with the independent auditors its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

Based on the foregoing, and in reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

Respectfully submitted,

The Audit Committee of the Board of Directors

Douglas R. King (Chairman)

Charles M. Boesenberg

Hagi Schwartz

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 2, 2010 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited the Company’s financial statements since our inception as a Delaware corporation in December 2002, and before that it audited our predecessor entities. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Rackable Systems and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of our annual financial statements for 2008 and 2007, and fees billed for all other services rendered by the Deloitte Entities.

	Fiscal Year Ended
	2008	2007
	(in thousands)
Audit Fees (a)	$1,897	$1,827
Audit-related Fees (b)	263	23
Tax Fees (c)	100	132
Total Fees	$2,236	$1,982

(a)	Audit Fees. Consists of the audit of our annual financial statements, the audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings, for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(b)	Consists of fees for services rendered in connection with actual and proposed business acquisitions and Distributed Parity Engine and our Option Exchange Program in 2007.

(c)	Consists of fees for tax services billed in 2007 and 2008 consisted of services for transfer pricing study.

All fees described above were approved by the Audit Committee

PRE-APPROVAL POLICIES AND PROCEDURES.

As required by Section 10A(i)(1) of the Exchange Act, all non-audit services to be performed by Rackable Systems’ principal accountants must be approved in advance by the Audit Committee of the Board of Directors, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the De Minimus Exception). The Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the Chairperson report the details of the services to the full Audit Committee at its next regularly scheduled meeting and the fees for such services prior to such report to not exceed $50,000 in the aggregate. None of the non-audit services described above were performed pursuant to the De Minimus Exception during 2008.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 9, 2009 by: (1) each director and nominee for director; (2) each of the executive officers named in the Summary Compensation Table; (3) all our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock, if any. We do not have any class of equity securities outstanding other than our common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Artis Capital Management, L.P., Artis Capital Management, Inc. and Stuart L. Peterson (2)	2,682,971	8.96
Galleon Management, L.P. and Raj Rajaratnam (6)(3)	2,618,556	8.74
Renaissance Technologies, LLC and James H. Simons (4)	2,363,300	7.89
Sun Life Financial, Inc. (5)	2,192,981	7.32
FMR, LLC (3)(6)	1,538,360	5.13
Mark J. Barrenechea (7)	511,805	*
Jim Wheat	—	*
Madhu Ranganathan (8)	25,967	*
Giovanni Coglitore (9)	66,630	*
David Yoffie (10)	47,890	*
Maurice Leibenstern (11)	46,700	*
Anthony Gaughan (12)	8,965	*
Michael W. Hagee (13)	8,749	*
Charles M. Boesenberg (14)	30,831	*
Gary A. Griffiths (15)	44,354	*
Douglas R. King (16)	14,249	*
Hagi Schwartz (17)	43,892	*
Ronald D. Verdoorn (18)	52,851	*
All current directors and executive officers as a group (13 persons) (19)	902,883	3.01

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)	This table is based upon information supplied by officers and directors and upon information gathered by Rackable Systems about principal stockholders known to us based on Schedules 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,958,733 shares outstanding on February 9, 2009, adjusted as required by rules promulgated by the SEC. All shares of common stock subject to options currently exercisable or exercisable within 60 days after February 9, 2009 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

(2)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009 by Artis Capital Management, L.P., Artis Capital Management, Inc. and Stuart L. Peterson, reporting beneficial ownership as of December 31, 2008. Artis Capital Management, L.P., Artis Capital Management, Inc. and Stuart L. Peterson have shared voting and dispositive power with respect to the shares. The address of Artis Capital Management, L.P., Artis Capital Management, Inc. and Stuart L. Peterson is One Market Plaza, Steuart Street Tower, Suite 2700, San Francisco, CA 94105.

(3)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008 by Galleon Management, L.P. and Raj Rajaratnam, reporting beneficial ownership as of December 31, 2007. Galleon Management, L.P. and Raj Rajaratnam have shared voting and dispositive power with respect to the shares. The address of Galleon Management, L.P. and Raj Rajaratnam is 590 Madison Avenue, 34th Floor, New York, NY 10022.

(4)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009 by Renaissance Technologies LLC and James H. Simons, reporting beneficial ownership as of May 23, 2008. Renaissance Technologies LLC and James H. Simons have sole voting power with respect to 2,239,345 shares, sole dispositive power with respect to 2,357,300 shares and shared dispositive power with respect to 6,000 shares.

(5)	Based on information set forth in a Schedule 13F filed with the Securities and Exchange Commission on February 12, 2009 by Sun Life Financial Inc., Sun Capital Advisers LLC and Sun Life Assurance Company of Canada, reporting beneficial ownership as of December 31, 2007. Sun Life Financial Inc. and Sun Capital Advisers LLC have shared voting and dispositive power with respect to 1,811,623 of the shares. Sun Life Financial Inc. and Sun Life Assurance Company of Canada have shared voting and dispositive power with respect to 337,932 of the shares. The address of Sun Life Financial Inc. is 150 King Street West, Toronto, Ontario, Canada, M5H 1J9.

(6)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009 by FMR, LLC, reporting beneficial ownership as of December 31, 2008. FMR, LLC has sole voting power with respect to 1,401,060 shares and sole dispositive power with respect to 1,538,360 shares. The address of FMR, LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)	Includes 352,915 shares issuable upon the exercise of options exercisable within 60 days of February 9, 2009 and 9,375 shares issuable upon the vesting of restricted stock unit awards within 60 days of February 9, 2009.

(8)	Ms Ranganathan ceased to be an executive officer of Rackable Systems on May 16, 2008.

(9)	Includes 7,397 shares issuable upon the vesting of restricted stock unit awards within 60 days of February 9, 2009.

(10)	Includes 31,250 shares issuable upon the exercise of options exercisable within 60 days of February 9, 2009 and 5,001 issuable upon the vesting of restricted stock unit awards within 60 days of February 9, 2009.

(11)	Includes 28,125 shares issuable upon the exercise of options exercisable within 60 days of February 9, 2009 and 6,250 shares issuable upon the vesting of restricted stock unit awards within 60 days of February 9, 2009.

(12)	Mr. Gaughan ceased to be an executive officer of Rackable Systems on November 12, 2008

(13)	Includes 8,749 shares issuable upon the exercise of options exercisable within 60 days of February 9, 2009.

(14)	Includes 20,971 shares issuable upon the exercise of options exercisable within 60 days of February 9, 2009 and 977 shares issuable upon the vesting of restricted stock unit awards within 60 days of February 9, 2009.

(15)	Includes 36,166 shares issuable upon the exercise of options exercisable within 60 days of February 9, 2009 and 782 shares issuable upon vesting of restricted stock unit awards with 60 days of February 9, 2009.

(16)	Includes 11,249 shares issuable upon the exercise of options exercisable within 60 days of February 9, 2009.

(17)	Includes 36,860 shares issuable upon the exercise of options exercisable within 60 days of February 9, 2009 and 1,173 shares issuable upon the vesting of restricted stock unit awards with 60 days of February 9, 2009.

(18)	Includes 35,819 shares issuable upon the exercise of options exercisable within 60 days of February 9, 2009 and 1,173 shares issuable upon the vesting of restricted stock unit awards with 60 days of February 9, 2009.

(19)	Includes 594,232 shares issuable upon the vesting of restricted stock unit awards, and upon the exercise of options exercisable, in each case within 60 days of February 9, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 3, 2009, all Section 16(a) filing requirements applicable to its officers and directors were complied with. We did not receive any representations or reports from greater than ten percent beneficial owners.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 3, 2009 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of options		Weighted average exercise price of outstanding options	Number of available securities remaining for future issuance
Equity compensation plans approved by stockholders (1)	2,681,956	(3)	$13.17	3,584,439	(4)
Equity compensation plans not approved by stockholders (2)	1,567,202		$11.18	404,068

Total	4,249,158		$12.24	3,988,507

(1)	Consists of four plans: our 2002 Stock Option Plan, 2005 Equity Incentive Plan (the “2005 Plan”), 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”).

(2)	Consists of one plan: our 2006 New Recruit Equity Incentive Plan (the “2006 Plan”). See Note 6 of the Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K for a description of this plan.

(3)

Excludes purchase rights accruing under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase up to $25,000 worth of Rackable Systems’ Common Stock (determined on the basis of the fair market value per share on the date or dates such rights are granted and subject to a maximum number of shares, as determined by the Board from time to time, which is currently 1,333 shares per purchase date) at each semi-annual purchase date (the February 14th and August 14th each year) at a purchase price per share equal to eighty-five percent (85%) of the lower of (a) the closing selling price per share of Common Stock on the date immediately preceding the start date of offering period in which that semi-annual purchase date occurs and (b) the closing selling price per share of Common Stock on the semi-annual purchase date.

(4)	Includes shares available for future issuance under the 2005 Plan, the Directors’ Plan and the Purchase Plan. As of January 3, 2009, an aggregate of 2,615,446, 70,333 and 898,660 shares of common stock were available for issuance under the 2005 Plan, the Directors’ Plan and the Purchase Plan, respectively.

The number of shares of common stock available for issuance under the 2005 Plan automatically increases on January 1st each year, by the lesser of:

•	4% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•

the greatest number of shares of common stock that could be added to the 2005 Plan as of that date without causing the number of shares not already subject to outstanding stock awards under the 2005 Plan as of that date to exceed 7% of the fully diluted number of shares of common stock on the day prior to the determination, which fully diluted number includes all shares available for issuance under all of our equity compensation plans, whether or not subject to stock awards; and

•	such smaller number as may be determined by our board of directors prior to that date.

The number of shares of common stock available for issuance under the Directors’ Plan automatically increases on January 1st each year by the number of shares of common stock subject to options granted during the preceding calendar year.

The number of shares of common stock available for issuance under the Purchase Plan automatically increases on January 1st each year by the by the lesser of:

•	1% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•	400,000 shares;

•

the greatest number of shares of common stock that could be added to the purchase plan as of such date without causing the number of shares that may be sold under the purchase plan as of that date to exceed 3% of the number of shares of common stock outstanding on December 31st of the preceding calendar year; and

•	such smaller number as may be determined by our board of directors prior to that date.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION OF DIRECTORS

The following table shows for the fiscal year ended January 3, 2009 certain information with respect to the compensation of all non-employee directors of Rackable Systems:

DIRECTOR COMPENSATION FOR FISCAL 2008

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)		Option Awards ($)(2)(3)		All Other Compensation ($)		Total ($)
General Michael W. Hagee	43,990			67,350	(9)			111,340
Mr. Charles M. Boesenberg	65,500	50,257	(5)	119,732	(10)			235,489
Mr. Gary A. Griffiths	57,250	40,206	(6)	85,339	(11)	7,524	(4)	190,319
Mr. Hagi Schwartz	61,250	60,309	(7)	94,139	(12)	11,256	(4)	226,954
Mr. Ronald D. Verdoorn	72,000	60,309	(8)	81,833	(13)	11,256	(4)	225,398
Mr. Douglas R. King	57,490			89,837	(14)			147,327

(1)	This column represents annual director fees, non-employee chairman fees, committee chairman fees and other committee member fees earned in 2008. Excludes fees paid in 2008 but earned in 2007.

(2)	The dollar amount in these columns represents the compensation cost for the year ended January 3, 2009 of awards granted in and prior to the fiscal year ended January 3, 2009. These amounts have been calculated in accordance with SFAS No. 123R, ignoring the estimates of forfeiture and using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in footnote 5 to our audited financial statements for the fiscal year ended January 3, 2009 included in our Annual Report on Form 10-K.

(3)	The following options were outstanding as of January 3, 2009: Mr. Boesenberg, 38,415; Mr. Griffiths, 50,998; Mr. Schwartz, 55,374; Mr. Verdoorn, 48,499; Mr. King, 40,000; and Mr. Hagee, 30,000. The following restricted stock units were outstanding as of January 3, 2009: Mr. Boesenberg, 10,742; Mr. Griffiths, 8,594; Mr. Schwartz, 12,981; and Mr. Verdoorn, 12,891.

(4)	Consists of amounts paid for our contribution to the payment of the director’s medical insurance premiums.

(5)	Consists of $10,051 and $40,206 representing the compensation expense incurred by us in fiscal year 2008 in connection with the restricted stock unit awards to Mr. Boesenberg to purchase up to 3,125 shares of common stock on June 11, 2007 and 12,500 shares of common stock on June 11, 2007.

(6)	Consists of $40,206 representing the compensation expense incurred by us in fiscal year 2008 in connection with the restricted stock unit award to Mr. Griffiths to purchase up to 12,500 shares of common stock on June 11, 2007.

(7)	Consists of $20,103 and $40,206 representing the compensation expense incurred by us in fiscal year 2008 in connection with the restricted stock unit awards to Mr. Schwartz to purchase up to 6,250 shares of common stock on June 11, 2007 and 12,500 shares of common stock on June 11, 2007.

(8)	Consists of $20,103 and $40,206 representing the compensation expense incurred by us in fiscal year 2008 in connection with the restricted stock unit awards to Mr. Verdoorn to purchase up to 6,250 shares of common stock on June 11, 2007 and 12,500 shares of common stock on June 11, 2007.

(9)	Consists of $41,908 and $25,442, representing the compensation expense incurred by us in fiscal year 2008 in connection with the option grants to Mr. Hagee to purchase up to 18,667 shares of common stock on February 6, 2008, and 11,333 shares of common stock on February 6, 2008.

(10)	Consists of $64,091, $38,913, $7,708, $3,194, $1,324 and $4,502, representing the compensation expense incurred by us in fiscal year 2008 in connection with the option grants to Mr. Boesenberg to purchase up to 18,667 shares of common stock on August 29, 2006, 11,333 shares of common stock on August 29, 2006, 3,333 shares of common stock on April 26, 2007 and 1,416 of common stock on May 23, 2007, 833 shares of common stock on May 29, 2008 and 2,833 shares of common stock on May 29, 2008.

(11)	Consists of $5,383, $2,590, $37,494, $19,921, $5,857, $6,389, $1,878, $4,503 and $1,324, representing the compensation expense incurred by us in fiscal year 2008 in connection with the option grants to Mr. Griffiths to purchase up to 11,333 shares of common stock on November 4, 2004, 3,333 shares of common stock on November 4, 2004, 25,334 shares of common stock on November 2, 2005, 2,833 of common stock on May 31, 2006, 833 shares of common stock on May 31, 2006, 2,833 shares of common stock on May 23, 2007, 833 shares of common stock on May 23, 2007, 2,833 shares of common stock on May 29, 2008 and 833 shares of common stock on May 29, 2008.

(12)	Consists of $6,131, $3,370, $27,629, $19,921, $17,579, $6,389, $5,638, $4,502 and $2,980, representing the compensation expense incurred by us in fiscal year 2008 in connection with the option grants to Mr. Schwartz to purchase up to 11,333 shares of common stock on August 18, 2004, 10,000 shares of common stock on August 18, 2004, 18,667 shares of common stock on November 2, 2005, 2,833 of common stock on May 31, 2006, 2,500 shares of common stock on May 31, 2006, 2,833 shares of common stock on May 23, 2007, 2,500 shares of common stock on May 23, 2007, 2,833 shares of common stock on May 29, 2008 and 1,875 shares of common stock on May 29, 2008.

(13)	Consists of $8,591, $42,429, $19,921, $6,389, and $4,503, representing the compensation expense incurred by us in fiscal year 2008 in connection with the option grants to Mr. Verdoorn to purchase up to 11,333 shares of common stock on March 16, 2005, 28,667 shares of common stock on November 2, 2005, 2,833 of common stock on May 31, 2006, 2,833 shares of common stock on May 23, 2007, and 2,833 shares of common stock on May 29, 2008.

(14)	Consists of $41,908, $25,442, and $22,487, representing the compensation expense incurred by us in fiscal year 2008 in connection with the option grants to Mr. King to purchase up to 18,667 shares of common stock on February 6, 2008, 18,667 shares of common stock on February 6, 2008, and 10,000 shares of common stock on March 28, 2008.

The cash compensation arrangement applicable to our non-employee directors is as follows:

Annual Retainer for Board Members:	$45,000
Annual Retainer for Committee Positions:
Audit Committee Chairperson:	$20,000
Other Audit Committee members:	$10,000
Compensation Committee Chairperson:	$10,000
Other Compensation Committee members:	$5,000
Nominating Committee Chairperson:	$6,000
Other Nominating Committee members:	$3,000
Strategic Planning Committee Chairperson:	$4,000
Other Strategic Planning Committee members:	$2,000
Annual Retainer for Non-Employee Chairman of the Board:	$20,000

All retainer payments will be paid quarterly in arrears, pro-rated for any partial quarters served. In addition, we also reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the Board and its committees.

Grants of Options and Stock Awards to Directors

The following table sets forth each award granted to our non-employee directors during 2008, together with the exercise price per share and grant fair value of each award computed in accordance with SFAS No. 123R using the Black-Scholes-Merton model.

2008 GRANTS OF OPTIONS AND STOCK AWARDS TO DIRECTORS

Name	Option Awards				Stock Awards
	Grant Date	Options Granted in 2008 (#)(1)	Option Exercise Price ($)	Grant Date Fair Value of Option Award ($)	Grant Date	Restricted Stock Unit Awards Granted in 2007 (#)	Restricted Stock Unit Award Exercise Price ($)	Grant Date Fair Value of Stock Award ($)
General Michael W. Hagee	2/6/2008	30,000	7.99	239,700	—	—	—	—
Mr. Charles M. Boesenberg	5/29/2008	3,666	13.47	49,381
Mr. Gary A. Griffiths	5/29/2008	3,666	13.47	49,381
Mr. Hagi Schwartz	5/29/2008	4,708	13.47	63,417
Mr. Ronald D. Verdoorn	5/29/2008	2,833	13.47	38,161
Mr. Douglas R. King	2/6/2008	30,000	7.99	239,700
	3/28/2008	10,000	8.98	89,800	—	—	—	—

(1)

All shares vest as to 1/12th of the shares per month commencing on May 29, 2011, except with respect to Mr. Hagee’s options granted on February 6, 2008, which shall vest as to 1/48th of the shares per month commencing on the date of grant and Mr. King’s options granted on February 6, 2008 and March 28, 2008, which shall vest as to 1/48th of the shares per month from the date of grant.

In January 2005, we adopted our 2005 Non-Employee Directors’ Stock Option Plan to provide for the automatic grant of options to purchase shares of common stock to our non-employee directors who are not our employees or consultants or who can exercise voting power over 10% or more of our common stock. Under our 2005 Non-Employee Directors’ Stock Option Plan:

•	any new non-employee director will receive an initial option to purchase 11,333 shares of common stock;

•	any non-employee director who becomes our audit committee chairman will receive an initial option to purchase 10,000 shares of common stock; and

•	any non-employee director who becomes our compensation or nominating and corporate governance committee chairman will receive an initial option to purchase 3,333 shares of common stock.

In addition, under our 2005 Non-Employee Directors’ Stock Option Plan, each non-employee director receives an annual option grant to purchase 2,833 shares of our common stock, our audit committee chairman receives an annual grant to purchase 2,500 shares of our common stock, and each compensation committee chairman and nominating and corporate governance committee chairman receives an annual grant to purchase 833 shares of our common stock. Annual grants will be reduced proportionally if the person did not serve in that capacity for the full year prior to the annual grant.

Additional grants of stock options are made to non-employee directors pursuant to a policy approved in 2006 as follows:

•

each non-employee director who is appointed as a member of the Board of Directors is granted an option to purchase 18,667 shares of common stock, effective upon the date of such appointment. One Forty-Eighth (1/48) of such shares would vest for each full month of Board service following the grant date; and

•

prior to June 2007, under this same policy, each non-employee director was granted an option to purchase 7,167 shares of common stock upon re-election to the Board of Directors at each annual meeting. The policy with respect to annual grants was terminated in June 2007.

These options would be granted out of our 2005 Equity Incentive Plan and will be granted in addition to any automatic grants provided for under our 2005 Non-Employee Directors’ Stock Option Plan.

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The Compensation Committee (the “Committee”) of the Board has responsibility for establishing, overseeing, implementing and continually monitoring our compensation programs. The primary objectives of the Committee with respect to executive compensation are as follows:

1. to attract and retain qualified senior executive management;

2. to fairly compensate senior executives for the value of work provided;

3. to compensate executives for achieving specific company goals and objectives;

4. to provide equity awards to executives so that each executive has a meaningful ownership interest in the company to align the executive’s interests with those of our stockholders; and

5. to implement our executive compensation program in an objective and non-discriminatory manner.

To achieve these objectives, the Committee implements and maintains compensation plans that tie a portion of executives’ overall compensation to individual and company performance. Overall, the Committee strives to create an executive compensation program that is set at levels competitive with the executive compensation paid by other comparable public technology companies.

CONSULTANTS AND MARKET POSITIONING PHILOSOPHY

For determining executive compensation in 2008, the Committee utilized the findings provided to the Committee in December 2007 by the compensation consulting firm of Towers Perrin, which evaluated our compensation practices and assisted the Committee in developing and implementing the executive compensation program. Towers Perrin assessed the competitiveness of our executive compensation in comparison to several peer groups, developing a comparison list of peer group of companies of similar industry focus and scope as Rackable (“Peer Companies”). They developed this list through research of security analyst reports and selection of companies in specific industry segments relative to specific financial and non-financial criteria. Companies in the peer group were selected to represent a cross-section of competitors in the servers and mainframes and mass storage systems sectors with similar business focus, labor market and size to Rackable. The Peer Companies were:

Adaptec Inc.	LSI Corp.
Brocade Communications Systems Inc.	Network Engines Inc.
Concurrent Computer Corp.	Pinnacle Data Systems, Inc.
Cray Inc.	Quantum Corp.
Datalink Corp.	RadiSys Corp.
Dot Hill Systems Corp.	Silicon Graphics, Inc.
Emulex Corp.	Super Micro Computer, Inc.
Iomega Corp.

In addition, Towers Perrin compared Rackable to a broader set of technology compensation data from surveys provided by Radford Surveys and Consulting, a division of Aon Consulting, Inc., as well as compensation data from Towers Perrin’s executive compensation database covering a broader selection of companies of similar size to Rackable Systems. This enabled Towers Perrin to make a generalized comparison relative to the high technology industry as a whole. Recognizing that Rackable has recruited executives from larger technology companies, Towers Perrin also utilized general industry data from related, but larger, high technology firms. As a result, the Committee had peer comparisons which it believes were representative of Rackable’s competition for talent, customers and capital. Towers Perrin also met with members of the Committee and senior management to learn about our business operations and strategy as a public company, key performance metrics and target goals, and the labor and capital markets in which we compete. It developed recommendations that were reviewed by the Committee and used by the Committee as part of its compensation decision-making process.

Compensation elements included in the review were annual base salary, annual target bonus and equity incentive awards for executive officers. The Committee relied on its external compensation consultants to advise on allocation between different forms of compensation. Rather than relying on a fixed policy for the allocation of compensation elements, the Committee looked at each form of compensation independently and made its decisions based on data derived from comparable compensation vehicles utilized by similar companies to our own, keeping in mind what total compensation will be and striving to strike a balance among all forms of compensation. The Committee also retained the Radford firm to assist in reviewing annual Board and Board committee retainers, meeting fees and stock awards for Board members.

The Committee targets the 50th percentile, defined as the middle point of relevant peer group market data discussed herein, for each element of compensation and with respect to total compensation. The Committee has determined this is an appropriate target market position to enable the company to attract and retain the level of executive talent it believed will improve operational performance and stockholder value. Actual total cash compensation approved by the Committee for our executive officers eligible for annual adjustment ranged from the 49th to 51st percentiles.

Role of Chief Executive Officer and Management in Compensation

Our Chief Executive Officer, with the support of management representatives from finance, legal and human resources, provides the Committee with the following:

•	Input on the individual performance of executive officers;

•	Input and advice on succession planning considerations;

•	Recommendations on the design and structure of quarterly incentive and long-term equity incentive compensation;

•	Information on recruiting and hiring trends and key employment statistics;

•	Recommendation on amount and form of compensation to be paid to all executive officers, including himself; and

•	Other information as requested by the Committee.

The Chief Executive Officer generally attends Committee meetings. However, at each in-person meeting in which executive compensation is on the agenda, the Committee holds an executive session without management present. In addition, our Chief Executive Officer is not present during the deliberations and voting on his compensation.

Compensation Components

The Committee divides compensation into the following components:

•	base salary;

•	bonuses;

•	long-term equity-based incentive awards;

•	severance and change in control arrangements; and

•	other compensation.

Base Salary. The Committee establishes base salaries for our executives based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, the Committee believes that executive base salaries should be targeted at the 50th percentile of salaries for executives in similar positions and with similar responsibilities at Peer Companies in order to attract and retain qualified executives. The Committee reviews base salaries annually, and adjusts them from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For 2008, the Committee applied this data and these criteria on both individual and aggregate bases. It determined base salary adjustments, if any, for the named executive officers who would not be barred from an annual adjustment by a prior contractual agreement that encompasses base salary, targeting the 50th percentile, making adjustments to reflect individual performance and other compensation components. The 2008 base salary determined for our chief executive officer remained unchanged; and the 2008 base salary determined for our newly hired chief financial officer was at the 50th percentile for the comparable position at the Peer Companies.

Annual Bonus. The Committee believes that a meaningful portion of the annual cash compensation for each executive officer should be in the form of variable incentive bonuses and our policy is to target annual incentive bonuses at the 50 th percentile of the Peer Companies. Target annual incentive bonuses paid under our corporate bonus plan for each of the named executive officers is set forth in the compensation tables following this Compensation Discussion and Analysis. Actual bonuses payable under our corporate bonus plans are then determined quarterly based on company performance, as described below, and for 2006, 2007 and 2008 are reflected in the summary compensation table. Actual annual bonus compensation targets approved by the Committee under our corporate bonus plans for the named executive officers eligible for annual adjustment was at or below the 50th percentile of the Peer Companies, and are provided in the table entitled “Grants of Plan-Based Awards in Fiscal 2008.” As discussed below, actual payouts under the corporate bonus plan, however, reflected the performance-driven components of the corporate bonus plan, with no bonuses having been paid to the executive officers for three of the four quarters of 2008.

2008 Corporate Bonus Plan.

The Committee redesigned the 2008 corporate bonus plan (the “Plan”) based upon the recommendations received from management and, with respect to the amounts awarded to the named executive officers, from Towers Perrin. The Plan became an integral part of compensation for all or nearly all of our management and other key personnel, including our executive officers. The Committee believed that this plan was simpler, since it was based on two key indicators of our performance, revenue and Non-GAAP gross margin (as discussed in greater detail below). The Committee also believed that the Plan aligned the performance-based compensation of our key contributors to the company’s overall success. The 2008 corporate bonus plan, while entirely performance-driven, was also intended to provide an element of stability and retention for the company following the challenging transitional events which confronted us in 2007.

The Plan, approved by the Committee in March 2008, provided that the executive officers’ target quarterly bonuses would be payable based upon the achievement of revenue and non-GAAP gross margin targets established by the Committee. Non-GAAP gross margin excluded stock-based compensation expense, excess and obsolete inventory charges related to next-generation technology shifts and related recoveries. Imposing non-GAAP gross margin targets into the Plan was intended to ensure that revenue generation would not be accomplished by sacrificing non-GAAP net income.

Under the 2008 corporate bonus plan, for a bonus to be fully “earned” for a quarter, the company’s quarterly revenue and gross margin must each be within the range of revenue and non-GAAP gross margin targets set by the Committee. An executive officer may be entitled to a portion of the target bonus or to more than 100% of target bonus in the following scenarios:

•

If the company’s achievements are below the range with respect to both metrics, but are within 5% of the low end of the range for both metrics, then the executive officer will be entitled to receive 50% of the target quarterly bonus.

•

If the company’s achievements with respect to one of the metrics are within or exceed the range and with respect to the other metric below the low end of the range, but within 10% of the low end of the range, then the executive officer will be entitled to receive 75% of the target quarterly bonus.

•

If the company’s achievements with respect to one of the metrics are in the range, and with respect to the other metric exceed the high end of the range, then the executive officer will be entitled to receive 125% of the target bonus.

•	If the company’s achievements with respect to both metrics exceed the high end of the range, then the executive officer will be entitled to receive 150% of the target bonus.

In the event of achievement of the revenue and non-GAAP gross margin targets, the respective percentage is established at 100%; in the event of over-achievement of the revenue and/or non-GAAP gross margin targets, the percentage with respect to the component relating to that metric may exceed 100% but the amount of the quarterly bonus is capped at a fixed percentage above the plan participants’ quarterly bonus target. The amount of quarterly bonuses is capped at 150% above the quarterly bonus target by the Committee, as fiscal prudence to keep compensation within budgetary restraints. The Committee set the revenue and non-GAAP gross margin targets for 2008 based upon the company’s business projections to which the company would be driving.

Long-Term Equity-Based Incentive Awards. The goal of our long-term, equity-based incentive awards is to provide each executive officer with an incentive to manage the company from the perspective of an owner with an equity stake in the business. The Committee further believes that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. In addition, the Committee believes that having a meaningful equity ownership in the company assists us in retaining our key employees. The Committee determines the size of the equity-based incentives according to:

•	each executive’s position within Rackable Systems;

•	the level it considers appropriate to create a meaningful opportunity for reward based on increasing stockholder value;

•	the fiscal period’s budget for necessary compensation expense;

•	the individual’s performance;

•	his potential for future responsibility and promotion; and

•

competitive compensation targets for the individual’s position and level of contribution. The Committee considers these factors independently from other forms of consideration and with input from management, together with the objective information provided to it by Towers Perrin, in awarding long-term equity-based incentive awards.

2008 Equity Grant.

In February 2008, the Committee granted restricted stock unit awards to our named executive officers, as well other key employees across the company. The awards to our named executive officers are described in the table entitled “Outstanding Equity Awards at January 3, 2009.” The portion of these grants made to the executive officers by the Committee were based on independent information provided by Towers Perrin, and focused on retaining our valuable legacy employees. The Committee approved the 2008 restricted stock grants as an extraordinary retention event, based on the range of objective models provided by Towers Perrin and the levels it determined necessary in order to restore and maintain stability and enable the company to focus on completing and emerging from its management transition. The data relied upon by the Committee included analysis of the then-current, and trending of, equity vehicles and quantitative awards utilized by the Peer Group, as well as the high-technology industry as a whole. As a result, the Committee awarded restricted stock units which targeted an overall and individual goal of the 50th percentile for a one-time retention grant. One exception to this award was the Committee’s award to the chief financial officer, who joined the company subsequent to the Committee’s annual compensation review process. Mr. Wheat received compensation in accordance with our standard terms and conditions utilized for executive employees, which included base salary, annual bonus, stock options and restricted stock units, all targeting the 50th percentile of comparable positions in the Peer Group.

Severance and Change of Control Arrangements. We provide severance benefits to our named executive officers in the event of termination without cause. We also provide benefits in the event that a named executive officer is terminated without cause following a corporate change-in-control. These benefits include continued salary, which may be paid over time or in a lump sum, continued health coverage, accelerated vesting of equity awards, and extended exercisability of equity awards. Most of these benefits were determined through arms-length negotiations at the time each executive was hired by Rackable Systems, and are therefore different for each executive. For the arrangements entered into with existing executive officers, these arrangements were entered into out of fairness to these executive officers in order to put these officers in a similar position, based on level, as the rest of the executive officers. The Committee agreed to the specific provisions based on the level of the executive officer, the level of severance and change in control benefits held by other executive officers, and its negotiating power in the negotiations. The Committee believes these provisions were necessary to attract the executives to the company with respect to those entered into in connection with the executive officer joining the company, are important for the retention of our executive officers, especially in a time of uncertainty, and are customary for executive officers holding these positions. In addition, given our significant transitional events in 2007, the Committee, under the its new leadership, imposed a standardized executive employment agreement, containing consistent and equitable provisions regarding severance, change of control and other terms of employment, together with appropriate provisions designed to protect and benefit Rackable Systems in the event of an executive officer’s termination. A summary of the material terms of these Employment Agreements, together with a quantification of the benefits available under the agreements, may be found in the section of the proxy statement entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Anthony Gaughan

We entered into a Separation Agreement with Mr. Gaughan on November 12, 2008 in connection with the termination of Mr. Gaughan’s employment relationship. The terms of the Separation Agreement are discussed below, and reflect the severance, benefits and continuing obligations of confidentiality as mutually agreed upon prior to his departure.

2009 Compensation

Having addressed issues of attracting and retaining key employees in the prior year, the Committee considered the company’s business performance as the primary factor in developing its compensation model for 2009. 2008 represented the first complete year under the company’s new chief executive officer. 2008 also represented unprecedented economic challenges that had a profoundly negative effect on information technology spending practices. The Committee approached the annual executive compensation planning process with continued reliance on independent and relevant data provided by expert consultants, but did so in the context of the company’s downward performance and cost-cutting requirements. Consistent with past practices, the Committee engaged the independent consulting firm of Towers Perrin to conduct a competitive analysis of our executive compensation, and to evaluate the competitiveness against our industry, and an updated peer group.

Towers Perrin compiled the peer group as a selection of companies representing a cross section of competitors in the servers and mass storage systems sectors with similar business focus, labor market and size to Rackable Systems. In addition, Towers Perrin compared Rackable Systems’ compensation to a broader set of compensation data from a Radford survey to make a generalized comparison relative to the high technology industry as a whole. Companies in the peer group were:

Silicon Graphics Inc.	STEC Inc.
Adaptec, Inc.	Switch & Data Facilities Company, Inc.
Network Engines, Inc.	Intevac Inc.
Dot Hill Systems Corp.	Mellanox Technologies Ltd.
Applied Micro Circuits Corp.	Isilon Systems, Inc.
Quantum Corp.
Terremark Worldwide Inc.

Towers Perrin compared each component of executive compensation for each executive officer against the median peer group results, and made recommendations to the Committee based on these results. The Committee considers the 50 th percentile as being fair compensation consistent with other companies with which we compete for executive talent. However, in 2008 the Committee centered its analysis on our downward business performance, which reflected the challenging economic climate affecting public company performance. In addition, the Committee invited our largest shareholders to meet prior to making its annual compensation decisions. As a result, the Committee received comments and perspectives on our executive compensation practices as part of a dialogue with our valued stakeholders, which provided meaningful information and guidance to the Committee before making its compensation decisions for 2009. As a result of these independent analyses and proactive meetings, the Committee concluded that there would be no increases in executive officer base compensation in 2009.

In January 2009, the Committee approved a fiscal year corporate bonus plan correlated to the metrics we use to forecast our performance for the same annual period. The 2009 corporate bonus plan is an integral part of compensation for all or nearly all of our management and other key personnel, including our executive officers. The corporate bonus plan provides that bonuses are payable quarterly based upon (1) the achievement of revenue and non-GAAP gross margin performance targets established by the Committee, and (2) target bonus amounts for each individual established by the Committee. For a bonus to be “earned” and payable for a given quarter, the quarterly revenue and non-GAAP gross margin must each be within the range of quarterly revenue and non-GAAP gross margin performance targets set for purposes of the corporate bonus plan, which are based upon the company’s business projections to which the company would be driving. In the event of achievement of the revenue and non-GAAP gross margin performance targets, the respective percentage established at 100% of the target bonus amounts will be earned. In the event of under-achievement of one or both of the Committee established performance target ranges, quarterly bonuses under the Plan can result in either 0%, 25% or 37.5% of the quarterly bonus target being earned, depending on the specific levels of actual revenue and non-GAAP gross margin performance achieved; in the event of no under-achievement and over-achievement of one or both of the revenue and/or non-GAAP gross margin targets, the percentage can result in either 62.5%, 75% or 100% of the quarterly bonus target earned, depending on the specific levels of actual revenue and non-GAAP gross margin performance. The Compensation Committee further specified that the 100% target could only be earned if, in addition to achievement of the specific quarterly levels of actual revenue and non-GAAP gross margin performance, the Company is non-GAAP earnings-per-share profitable for the quarter, after the payout of all bonuses under the Plan. The annual bonuses for our named executive officers remained unchanged and identical to those in 2008, reflecting a freeze of the potential payouts under the Plan. However, contrary to 2008, the percentages of these bonuses payable were reduced by 50%, thereby reducing payouts under the 2009 Plan by 50% for attainment of performance targets under the prior year’s Plan.

Compensation Committee Report(1)

The Compensation Committee of the Board of Rackable Systems, Inc. has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

COMPENSATION COMMITTEE:

Charles M. Boesenberg (Chairman)

Gary A Griffiths

Ronald D. Verdoorn

(1)	“The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.”

EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

The following table shows the compensation awarded or paid to, or earned by, each person serving as our Chief Executive Officer during 2008, our Chief Financial Officer, our former Chief Financial Officer who departed Rackable Systems on May 16, 2008 our three other most highly compensated executive officers serving in such capacity at January 3, 2009 and our former executive officer who departed from Rackable Systems during the fiscal year. We refer to these employees collectively as our “named executive officers.”

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total
Mark J. Barrenechea President and Chief Executive Officer	2008	356,742	—		815,666	1,966,424		170,000		738	(8)	3,309,570
	2007	236,923	—		281,301	2,245,347		183,702		14,034	(9)	2,961,307
	2006	n/a	n/a		n/a	n/a		n/a		n/a		n/a

Madhu Ranganathan Former Chief Financial Officer	2008	129,520	—		297,631	—		60,900		2,808	(10)	306,339
	2007	271,704	—		385,134	578,927	(5)	83,213		3,238	(11)	1,322,216
	2006	200,000	—		21,543	927,768		61,011		—		1,210,322

Jim Wheat Chief Financial Officer	2008	192,115	25,000	(3)	38,812	232,289		—		1,085	(12)	489,301
	2007	n/a	n/a		n/a	n/a		n/a		n/a		n/a
	2006	n/a	n/a		n/a	n/a		n/a		n/a		n/a

Giovanni Coglitore Chief Technology Officer	2008	254,808	—		459,308	—		58,000		255,914	(13)	1,043,435
	2007	260,577	12,500	(4)	225,159	286,146	(6)	104,250	(7)	255,161	(14)	1,143,793
	2006	n/a	n/a		n/a	n/a		n/a		n/a		n/a

Maurice Leibenstern Senior Vice President, General Counsel and Corporate Secretary	2008	275,067	—		193,408	250,506		57,270		34,406	(15)	810,657
	2007	n/a	n/a		n/a	n/a		n/a		n/a		n/a
	2006	n/a	n/a		n/a	n/a		n/a		n/a		n/a

David Yoffie Senior Vice President of Manufacturing Operations and Service	2008	275,086	—		166,516	292,174		53,970		3,238	(16)	790,984
	2007	n/a	n/a		n/a	n/a		n/a		n/a		n/a
	2006	n/a	n/a		n/a	n/a		n/a		n/a		n/a

Anthony Gaughan Former Senior Vice President and Chief Products Officer	2008	251,937	—		180,833	307,777		78,300		38,176	(17)	857,023
	2007	125,654	—		12,705	163,820		81,675		308	(18)	384,162
	2006	n/a	n/a		n/a	n/a		n/a		n/a		n/a

(1)	The dollar amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 3, 2009, in accordance with SFAS 123(R) using the Black Scholes option-pricing model, ignoring the estimates of forfeiture, related to non-option awards and include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 6 to our audited financial statements for the fiscal year ended January 3, 2009 included in our Annual Report on Form 10-K.

(2)

The dollar amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 3, 2009, in accordance with SFAS 123(R) using the Black Scholes option-pricing model, ignoring the estimates of forfeiture, related to stock option awards and include amounts from stock options granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 6 to our audited financial statements for the fiscal year ended January 3, 2009 included in our Annual Report on Form 10-K.

(3)	Consists of a one time cash bonus award in the amount of $25,000.

(4)	Consists of a one-time cash bonus award in the amount of $12,500.

(5)	On July 10, 2007, Ms. Ranganathan forfeited options to purchase up to 185,000 shares of common stock, and received in lieu thereof, restricted stock unit awards to receive up to 87,500 shares of common stock.

(6)	On July 10, 2007, Mr. Coglitore forfeited options to purchase up to 65,000 shares of common stock, and received in lieu thereof, restricted stock unit awards to receive up to 30,000 shares of common stock.

(7)	Includes sales commissions earned during 2007 equal to $25,000.

(8)	Consists of $738 paid for life insurance premiums.

(9)	Consists of $13,542 representing annual director fees earned in 2007 and $492 paid for life insurance premiums.

(10)	Consists of $2,500 contributed to match the officer’s contributions to a 401(k) plan and $308 paid for life insurance premiums.

(11)	Consists of $2,500 contributed to match the officer’s contributions to a 401(k) plan and $738 paid for life insurance premiums.

(12)	Consists of $531 contributed to match the officer’s contributions to a 401(k) and $554 paid for life insurance premiums.

(13)	Consists of a one time cash retention bonus award in the amount of $250,000, $738 paid for life insurance premiums, $4,784 paid for health insurance benefits and $392 paid for a gym membership.

(14)	Consists of $738 paid for life insurance premiums, $4,423 paid for health insurance and a retention bonus of $250,000.

(15)	Consists of $30,000 paid for moving expenses, $2,500 contributed to match the officer’s contributions to a 401(k) plan, $738 paid for life insurance premiums and $1,168 paid for a gym membership.

(16)	Consists of $738 paid for life insurance premiums and $2,500 contributed to match the officer’s contributions to a 401(k) plan.

(17)	Consists of $36,348 paid in severance payments upon termination of the officer’s employment with Rackable Systems, $487 paid in COBRA premiums, $664 contributed to match the officer’s contributions to a 401(k) plan, and $677 paid for life insurance premiums.

(18)	Consists of $308 paid for life insurance premiums.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended January 3, 2009, certain information regarding grants of plan-based awards to the named executive officers:

Grants of Plan-Based Awards in Fiscal 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)		All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Mr. Barrenechea	2/11/08	175,000	350,000	525,000
	2/11/08				150,000	(8)			1,324,500

Ms. Ranganathan	2/11/08	13,125	26,250	39,375

Mr. Coglitore	2/11/08	50,000	100,000	150,000
	2/11/08				75,000	(8)			662,250

Mr. Leibenstern	2/11/08	52,500	105,000	157,500
	2/11/08				75,000	(8)			662,250

Mr. Wheat	5/1/08	37,382	74,763	112,145
	5/1/08				20,000	(9)			228,000
	5/1/08						100,000	11.40	1,140,000

Mr. Yoffie	2/11/08	52,500	105,000	157,500
	2/11/08				75,000	(8)			662,250

Mr. Gaughan	2/11/08	50,625	101,250	151,875
	2/11/08				75,000	(8)			662,250

(1)	These columns set forth the target amounts of each named executive officer’s annual cash bonus award for the year ended January 3, 2009 under our annual cash bonus award program. The actual cash bonus award earned for the year ended January 3, 2009 for each named executive officer is set forth in the 2008 Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended January 3, 2009. For a description of our annual cash bonus award program, see “Compensation Discussion and Analysis.”

(2)	Threshold represents the minimum amount earned for meeting the minimum performance metrics.

(3)	Target represents the amount earned for attaining the performance metrics.

(4)	Maximum represents the maximum payout under the program.

(5)

Unless otherwise noted, stock awards were granted pursuant to the 2005 Equity Incentive Plan. 1/16th of the shares subject to the stock award vest each every three months from the date of grant. Vesting is contingent upon continued service with us.

(6)

Unless otherwise noted, stock options were granted pursuant to the 2006 New Recruit Equity Incentive Plan. 1/4 th of the shares subject to the stock award vest after 1 year from the commencement date and the remainder vest monthly over the next 36 months. Vesting is contingent upon continued service with us. 1/4th of the shares subject to the stock option vest after one year from the commencement date and the remainder vest quarterly over the next 12 quarters. Vesting is contingent upon continued service with us.

(7)	Represents the grant date fair value of such option award as determined in accordance with SFAS 123R. These amounts have been calculated in accordance with SFAS No. 123R using the Black Scholes valuation model.

(8)	Represents the number of shares underlying restricted stock unit awards.

(9)	Restricted stock unit awards granted pursuant to the 2006 New Recruit Equity Incentive Plan. 1/4 of the shares subject to the stock award vest after 1 year from the commencement date and the remainder vest monthly over the next 36 months. Vesting is contingent upon continued service with us.

See “Compensation Discussion and Analysis” above for a discussion of our annual bonus structure and other elements of compensation.

Employment and Severance Agreements

We have entered into employment agreements with our named executive officers serving in such capacity at January 3, 2009, as further described below. These agreements provide for initial annual base salary and bonus, as may be subsequently amended through action by our Compensation Committee.

Mark J. Barrenechea. We entered into an employment agreement with Mr. Barrenechea on May 24, 2007, which was amended on December 31, 2008. Under the terms of the employment agreement, as amended, Mr. Barrenechea received an initial annual base salary of $350,000. In addition, Mr. Barrenechea is eligible for an annual performance bonus of up to $350,000, based on his performance and Rackable Systems achieving performance targets established by the Compensation Committee. Pursuant to the employment agreement, Mr. Barrenechea received an option to purchase up to 700,000 shares of Rackable Systems’ common stock and a restricted stock award for 150,000 shares of Rackable Systems’ common stock, in each case, with a four year vesting schedule, with 1/48 of the shares vesting each month provided that Mr. Barrenechea remains continuously employed by Rackable Systems. For a description of the termination and change of control provisions of Mr. Barrenechea’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”

Giovanni Coglitore. We entered into an employment agreement with Mr. Coglitore on December 23, 2002, which we subsequently amended on November 16, 2005 and June 28, 2007. On December 23, 2008, we entered into an amended and restated employment agreement with Mr. Coglitore, which supersedes his prior employment agreement and its amendments. Under the terms of the amended and restated agreement, Mr. Coglitore will receive an annual base salary of $250,000. Mr. Coglitore is also eligible to earn a quarterly performance bonus of up to $25,000 if he meets targets established by our Board. We also entered into a Retention Bonus Agreement with Mr. Coglitore on September 12, 2006, as amended on January 9, 2007, and a Retention Agreement on January 9, 2007, which was amended on December 31, 2008. The Retention Bonus Agreement terminated on December 31, 2007 and the Retention Agreement is further described in the section entitled “Potential Payments Upon Termination or Change of Control.”

James Wheat. We entered into an employment agreement with Mr. Wheat on March 31, 2008, which was amended on April 14, 2008 and December 30, 2008. Under the terms of the employment agreement, as amended, Mr. Wheat received an initial annual base salary of $270,000. Mr. Wheat is also eligible to earn a quarterly performance bonus of up to $27,000 if he meets targets established by our Board. Pursuant to the employment agreement, Mr. Wheat received an option to purchase up to 100,000 shares of Rackable Systems’ common stock and a restricted stock unit award for 20,000 shares of Rackable Systems’ common stock. For a description of the termination and change of control provisions of Mr. Wheat’s employment and retention agreements, see “Potential Payments Upon Termination or Change of Control.”

David Yoffie. We entered into an amended and restated employment agreement with Mr. Yoffie on January 22, 2008, which was amended on December 23, 2008. Under the terms of the amended and restated employment agreement, as amended, Mr. Yoffie received an initial annual base salary of $240,000, which increased to $270,000 as of January 1, 2008. Mr. Yoffie is also eligible to earn a quarterly performance bonus of up to $21,000 if he meets targets established by our Board. For a description of the termination and change of control provisions of Mr. Yoffie’s employment and retention agreements, see “Potential Payments Upon Termination or Change of Control.”

Maurice Leibenstern. We entered into an employment agreement with Mr. Leibenstern on August 22, 2007, which was amended on September 19, 2007, November 17, 2008 and December 23, 2008. Under the terms of the employment agreement, as amended, Mr. Leibenstern received an initial annual base salary of $235,000, which increased to $270,000 as of January 1, 2008. Mr. Leibenstern is also eligible to earn a quarterly performance bonus of up to $23,500 if he meets targets established by our Board. Pursuant to the employment agreement, Mr. Leibenstern received an option to purchase up to 75,000 shares of Rackable Systems’ common stock and a restricted stock unit award for 15,500 shares of Rackable Systems’ common stock. For a description of the termination and change of control provisions of Mr. Wheat’s employment and retention agreements, see “Potential Payments Upon Termination or Change of Control.”

For a description of the terms in connection with the termination of employment of each of Ms. Ranganathan and Mr. Gaughan, see “Potential Payments Upon Termination or Change of Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended January 3, 2009, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

OUTSTANDING EQUITY AWARDS AT JANUARY 3, 2009

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Barrenechea	291,666	408,334	(1)	13.23	6/11/2017	87,500	(6)	359,625
	15,624	14,376	(2)	35.94	11/17/2016	121,875	(7)	500,906
Ms. Ranganathan	—	—		—	—	—		—
Mr. Wheat	0	100,000	(3)	11.40	5/1/2018	20,000	(12)	82,200
Mr. Coglitore						2,500	(8)	10,275
						14,063	(9)	57,799
						14,584	(10)	59,940
						1,875	(11)	7,706
						60,938	(7)	250,455
Mr. Leibenstern	23,437	51,563	(4)	14.03	10/1/2017	8,594	(13)	35,321
						60,938	(7)	250,455
Mr. Yoffie	25,000	50,000	(5)	14.15	9/4/2017	3,438	(14)	14,130
						60,938	(7)	250,455
Mr. Gaughan	33,333	—		12.18	8/1/2017	—		—

(1)	The stock option vests as to 1/48th of the shares of common stock subject to the stock option each month beginning April 29, 2007.

(2)	The stock option vests as to 1/48th of the shares of common stock subject to the stock option each month beginning November 17, 2006.

(3)

The stock option vests as to 1/4th of the shares of common stock subject to the stock option on the first anniversary of the commencement date of April 21, 2008 and the remainder of the shares subject to the option vest in a series of twelve (12) successive equal quarterly installments over the next 36 months.

(4)	The stock option vests as to 1/16th of the shares of common stock subject to the stock option each quarter beginning on September 10, 2007.

(5)

The stock option vests as to 1/4th of the shares of common stock subject to the stock option on the first anniversary of the commencement date of August 9, 2007 and the remainder of shares subject to the stock option vest in a series of thirty-six (36) successive equal monthly installments over the next 36 months.

(6)

Represents a restricted stock award, which vests as to 1/48th of the shares of common stock subject to the stock award each month from the commencement date of April 29, 2007, subject to applicable trading windows.

(7)	Represents restricted stock units, which vests as to 1/16th of the shares of common stock subject to the stock award every three months beginning on May 11, 2008.

(8)	Represents restricted stock awards, which vests as to 1/16th of the shares of common stock subject to the stock option every three months from the commencement date of September 1, 2006.

(9)

Represents restricted stock awards, which vest as to 1/16th of the shares of common stock subject to the stock award every three months from the commencement date of February 6, 2007, subject to applicable trading windows.

(10)	Represents restricted stock units, which vest as to 1/12th of the shares of common stock subject to the restricted stock units every three months beginning on November 15, 2007.

(11)	Represents restricted stock units, which vest as to 1/8th of the shares of common stock subject to the restricted stock units every three months beginning on November 15, 2007.

(12)

Represents restricted stock units, which vest as to 1/4th of the shares of common stock subject to the restricted stock units on the first anniversary of the commencement date of April 21, 2008 and the remainder of the shares subject to the restricted stock unit vest every three months over the following 36 months.

(13)	Represents restricted stock units, which vest as to 1/16th of the shares of common stock subject to the restricted stock units every three months beginning on September 10, 2007.

(14)

Represents restricted stock units, which vest as to 1/4th of the shares of common stock subject to the restricted stock units on the first anniversary of the commencement date of August 9, 2007 and the remainder of the shares subject to the restricted stock unit vest every three months over the following 36 months.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended January 3, 2009, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Barrenechea	—	—	3,125	12,469
			3,125	42,094
			3,125	32,594
			3,125	32,375
			3,125	32,594
			3,125	21,250
			3,125	21,250
			3,125	34,813
			3,125	27,156
			3,125	33,781
			3,125	28,875
			3,125	27,156
			9,375	56,063
			9,375	116,438
			9,375	103,500

Ms. Ranganathan	—	—	625	6,756
			625	5,431
			937	11,225
			938	8,151
			1,250	16,150
			1,250	11,688
			7,812	100,931
			7,813	73,052
			1,250	16,150
			1,250	11,688

Mr. Coglitore	—	—	313	2,128
			312	3,254
			312	2,711
			313	3,384
			1,562	10,122
			1,563	13,582
			1,562	18,713
			1,563	16,302
			2,083	10,998
			2,084	26,925
			2,083	19,476
			2,083	22,746
			625	3,300
			625	8,075
			625	5,844
			625	6,825
			4,687	28,028
			4,687	58,213
			4,688	51,756

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Wheat	—	—	—	—

Mr. Leibenstern	—	—	781	8,146
			782	5,318
			781	6,787
			781	8,443
			4,687	28,028
			4,688	51,756
			4,687	58,213

Mr. Yoffie			312	1,994
			1,250	13,800
			4,687	28,028
			4,688	51,756
			4,687	58,213

Mr. Gaughan			2,500	26,075
			625	4,250
			4,687	28,028
			4,688	51,756
	—	—	4,687	58,213

(1)	Represents the aggregate market value of the common stock on the vesting date.

Post-Employment Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined benefit plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our named executive officers, as described below, that require us to make payments if we terminate their employment without cause, or if they terminate their employment for good reason, either before or after a change in control of Rackable Systems. These arrangements are discussed below. The compensation to which our named executive officers are entitled varies depending on the nature of termination.

Unless otherwise indicated in the descriptions below, in each of these employment agreements:

“cause” is defined as one or more of the following events: (i) the indictment or conviction for a felony or other crime, or any misdemeanor involving moral turpitude; (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to Rackable Systems or any of its affiliates or any of their directors, stockholders, partners or members; (iii) any act or omission involving dishonesty that causes material injury to Rackable Systems or any of its affiliates or any of their directors, stockholders, partners or members; (iv) gross negligence with respect to Rackable Systems or any of its subsidiaries; (v) willful misconduct with respect to Rackable Systems or any of its subsidiaries; (vi) any other material breach of the named executive officer’s offer letter agreement or any other agreement referred to in the offer letter (including the non-disclosure agreement); provided, however, that, it shall only be deemed cause pursuant to clause (vi) if the named executive officer is given written notice describing the basis of cause and, if the event is reasonably susceptible of cure, the named executive officer fails to cure within thirty (30) days.

“good reason” is defined as one or more of the following conditions that occur without the named executive officer’s written consent; (i) the assignment to the named executive officer, or the removal from the named executive officer, of any duties or responsibilities that results in the material diminution of the named executive officer’s authority, duties or responsibilities in the named executive officer’s current position, including a change in control that results in the named executive officer no longer serving in his or her current position or any similar position; (ii) a material reduction by Rackable Systems of the name executive officer’s base salary; (iii) Rackable Systems’ material breach of its obligations to the name executive officer under the offer letter agreement; or (iv) the name executive officer’s office relocation to a location more than fifty miles from the then present location; provided however that, it shall only be deemed good reason pursuant to the foregoing definition if (x) Rackable Systems is given written notice from the named executive officer within ninety (90) days following the first occurrence of a condition that the named executive officer considers to constitute good reason but failed to do so.

“change in control” means the occurrence of either of the following events: (i) There is consummated (A) a merger, consolidation or similar transaction involving (directly or indirectly) Rackable Systems or (B) a tender offer or exchange offer addressed to the stockholders of Rackable Systems and, in either event, immediately after the consummation of such merger, consolidation or similar transaction or such tender or exchange offer, the stockholders of Rackable Systems immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of Rackable Systems immediately prior to such transaction; or (ii) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of Rackable Systems and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of Rackable Systems and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of Rackable Systems in substantially the same proportions as their ownership of the outstanding voting securities of Rackable Systems immediately prior to such sale, lease, license or other disposition. The term change in control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of Rackable Systems.

Termination of Employment Without a Change of Control

Mark J. Barrenechea

We entered into an offer letter agreement with Mr. Barrenechea dated May 24, 2007, which was amended on December 31, 2008. In the event that we terminate Mr. Barrenechea’s employment without cause or if Mr. Barrenechea terminates his employment for good reason, Mr. Barrenechea is entitled to receive severance payments equal to twelve months of his base salary and the full amount of his annual performance bonus and twelve months of continued medical benefits for him and for his covered dependents. These payments will be paid in twenty four equal installments over a period of twelve months as part of the Rackable Systems’ normal payroll schedule. Mr. Barrenechea’s entitlement to continued medical benefits will cease if Mr. Barrenechea becomes eligible for group health insurance coverage through new employer. In addition, the vesting of all unvested options to purchase Rackable Systems’ common stock, any restricted stock or any other stock awards granted to Mr. Barrenechea will accelerate by twelve months and he will be able to exercise the options, restricted stock or any other stock awards during the period ending twelve months following termination. Mr. Barrenechea’s entitlement to these severance payments is conditioned upon Mr. Barrenechea executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Barrenechea’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to Rackable System following termination.

For purposes of Mr. Barrenechea’s employment agreement “cause” is defined as described above, and in addition clarifies that gross negligence is defined as conduct or a failure to act that is so reckless that it demonstrates a substantial lack of concern for whether an injury will result.

James Wheat

We entered into an offer letter agreement with Mr. Wheat dated March 31, 2008, which was amended on April 14, 2008 and December 30, 2008. In the event that we terminate Mr. Wheat’s employment without cause or if Mr. Wheat terminates his employment for good reason, Mr. Wheat is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for him and for his covered dependents. These payments will be paid in thirteen equal installments over a period of six months as part of Rackable Systems’ normal payroll schedule. Mr. Wheat’s entitlement to continued medical benefits will cease if Mr. Wheat becomes eligible for group health insurance coverage through new employer. Mr. Wheat’s entitlement to these severance payments is conditioned upon Mr. Wheat executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Wheat’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to Rackable Systems following termination.

Giovanni Coglitore

We entered into an amended and restated employment agreement with Mr. Coglitore dated December 23, 2008, which supersedes and preempts Mr. Coglitore’s prior employment agreement and its amendments. In the event that we terminate Mr. Coglitore’s employment without cause or if Mr. Coglitore terminates his employment for good reason, Mr. Coglitore is entitled to receive severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for him and for his covered dependents. These payments will be paid in twenty-six equal installments over a period of twelve months as part of the Rackable Systems’ normal payroll schedule. Mr. Coglitore’s entitlement to continued medical benefits will cease if Mr. Coglitore becomes eligible for group health insurance coverage through new employer. Mr. Coglitore’s entitlement to these severance payments is conditioned upon Mr. Coglitore executing and allowing to become effective a release of all claims in the form satisfactory to Rackable Systems. Mr. Coglitore’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to Rackable Systems following termination.

In addition, we entered into a Retention Agreement dated January 9, 2007 with Mr. Coglitore, which was amended on December 31, 2008, and provides Mr. Coglitore a bonus of $250,000 on each of December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010, provided that:

•

If Mr. Coglitore’s employment is terminated as a result of an involuntary termination for cause or if he resigns his employment other than a resignation for good reason, then no bonus payments will be made for bonus payment dates after the date of termination of employment; and

•

If Mr. Coglitore’s employment is terminated other than as a result of an involuntary termination for cause or he resigns his employment which resignation constitutes a resignation for good reason, then the next bonus payment will be pro rated in accordance with the number of days served in that year and paid immediately, subject to receipt of an effective general release of all known and unknown claims.

The terms involuntary termination for cause and resignation for good reason are defined in the Retention Agreement.

Maurice Leibenstern

We entered into an offer letter agreement with Mr. Leibenstern dated September 10, 2007, which was amended on September 19, 2007, November 17, 2008 and December 23, 2008. In the event that we terminate Mr. Leibenstern’s employment without cause or if Mr. Leibenstern terminates his employment for good reason, Mr. Leibenstern is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for him and for his covered dependents. These payments will be paid in thirteen equal installments over a period of six months as part of the Rackable Systems’ normal payroll schedule. Mr. Leibenstern’s entitlement to continued medical benefits will cease if Mr. Leibenstern becomes eligible for group health insurance coverage through new employer. Mr. Leibenstern’s entitlement to these severance payments is conditioned upon Mr. Leibenstern executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Leibenstern’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to Rackable Systems following termination.

For purposes of Mr. Mr. Leibenstern’s employment agreement “cause” is defined as described above, and in addition clarifies that gross negligence is defined as conduct or a failure to act that is so reckless that it demonstrates a substantial lack of concern for whether an injury will result.

David Yoffie

We entered into an amended and restated offer letter agreement with Mr. Yoffie dated January 22, 2008, which was amended on December 23, 2008. In the event that we terminate Mr. Yoffie’s employment without cause or if Mr. Yoffie terminates his employment for good reason, Mr. Yoffie is entitled to receive severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for him and for his covered dependents. These payments will be paid in twenty-six equal installments over a period of twelve months as part of the Rackable Systems’ normal payroll schedule. Mr. Yoffie’s entitlement to continued medical benefits will cease if Mr. Yoffie becomes eligible for group health insurance coverage through new employer. Mr. Yoffie’s entitlement to these severance payments is conditioned upon Mr. Yoffie executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Yoffie’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to Rackable Systems following termination.

Madhu Ranganathan

Ms. Ranganathan voluntarily resigned from her employment with the Company effective as of May 16, 2008. She did not receive, nor was she entitled to, any compensation upon her resignation.

Anthony Gaughan

We entered into a Separation Agreement with Mr. Gaughan on November 12, 2008 in connection with the termination of Mr. Gaughan’s employment relationship. Under the terms of the Separation Agreement, Mr. Gaughan is entitled to receive:

•	Severance in the form of continuing payment of Mr. Gaughan’s base salary for nine months representing a total value of $202,500

•	Reimbursement of COBRA premium payments sufficient to continue group health coverage at its current level for nine months, including dependent coverage, representing a total value of $4,387

Mr. Gaughan agreed to abide by the obligations under his Proprietary Information and Inventions Agreement and other duties of confidentiality. He also agreed not to disparage the Company, its officers, directors, employees, shareholders, and agents.

Termination of Employment Upon Change of Control

Under all the agreements described below if the payments would subject the named executive officer to an excise tax pursuant to Section 280G of the Internal Revenue Code, the payments will be reduced to the amount equal to the greatest dollar amount that would not subject the named executive officer to the imposition of the excise tax.

Mark J. Barrenechea

Pursuant to Mr. Barrenechea’s offer letter in the event of a change in control the vesting of all of Mr. Barrenechea’s unvested stock options and restricted stock will accelerate and be fully vested as of the closing of a change of control.

James Wheat

Pursuant to Mr. Wheat’s offer letter, as amended, if within twelve months following a change in control Mr. Wheat’s employment is terminated without cause or if Mr. Wheat resigns for good reason and if Mr. Wheat signs and allows to become effective a release of all claims, then Mr. Wheat will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for his and for his covered dependents, all paid in twenty six equal installments over a period of twelve months through Rackable Systems’ normal payroll. Mr. Wheat’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase Rackable Systems’ common stock, any restricted stock or any other stock awards granted to Mr. Wheat will accelerate by twenty four months. Mr. Wheat’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to Rackable System following termination.

Giovanni Coglitore

Pursuant to Mr. Coglitore’s employment agreement, as amended, if within twelve months following a change in control Mr. Coglitore’s employment is terminated without cause or if Mr. Coglitore resigns for good reason and if Mr. Coglitore signs and allows to become effective a release of all claims, then Mr. Coglitore will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for his and for his covered dependents, all paid in twenty six equal installments over a period of twelve months through Rackable Systems’ normal payroll. Mr. Coglitore’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase Rackable Systems’ common stock, any restricted stock or any other stock awards granted to Mr. Coglitore will accelerate by twenty four months. Mr. Coglitore’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to Rackable System following termination.

Maurice Leibenstern

Pursuant to Mr. Leibenstern’s offer letter, as amended, if within twelve months following a change in control Mr. Leibenstern’s employment is terminated without cause or if Mr. Leibenstern resigns for good reason and if Mr. Leibenstern signs and allows to become effective a release of all claims, then Mr. Leibenstern will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for his and for his covered dependents, all paid in twenty six equal installments over a period of twelve months through Rackable Systems’ normal payroll. Mr. Leibenstern’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase Rackable

Systems’ common stock, any restricted stock or any other stock awards granted to Mr. Leibenstern will accelerate by twenty four months. Mr. Leibenstern’s entitlement to these severance payments will cease if he materially breaches the obligations in her non-disclosure agreement, the release of claims or any other obligation he may owe to Rackable System following termination.

David Yoffie

Pursuant to Mr. Yoffie’s offer letter, as amended, if within twelve months following a change in control Mr. Yoffie’s employment is terminated without cause or if Mr. Yoffie resigns for good reason and if Mr. Yoffie signs and allows to become effective a release of all claims, then Mr. Yoffie will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for his and for his covered dependents, all paid in twenty six equal installments over a period of twelve months through Rackable Systems’ normal payroll. Mr. Yoffie’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase Rackable Systems’ common stock, any restricted stock or any other stock awards granted to Mr. Yoffie will accelerate by twenty four months. Mr. Yoffie’s entitlement to these severance payments will cease if he materially breaches the obligations in her non-disclosure agreement, the release of claims or any other obligation he may owe to Rackable System following termination.

Summary of Benefits

The following tables describe the potential payments and benefits upon employment termination or change in control for our named executive officers, as if their employment had terminated as of January 2, 2009 and as if a change in control had occurred on January 2, 2009, as applicable, based on the assumptions that each person signed an appropriate release and did not breach his or her obligations under their respective agreements. The value of vesting acceleration is based on the closing price of Rackable Systems common stock on January 2, 2009 ($4.11) and, with respect to stock options, that price minus the exercise price of these option shares.

Mark Barrenechea

Compensation and Benefits	No Change in Control Termination without Cause or Resignation for Good Reason		Change in Control
			No Termination without Cause or Resignation for Good Reason		Termination without Cause or Resignation for Good Reason
Base Salary	$350,000		N/A		$350,000
COBRA Premium	$5,966		N/A		$5,966
Bonus	$350,000		N/A		$350,000
Acceleration of Vesting	$308,250	(1)	$860,531	(2)	$860,531	(2)
Extension of Option Exercise Period (3)	$497,250		N/A		$1,388,156

(1)	Reflecting accelerated vesting of 75,000 unvested shares of restricted common stock of Rackable Systems.

(2)	Reflecting accelerated vesting of 209,375 shares of restricted common stock of Rackable Systems.

(3)	The value of the extension of option exercise period was calculated using the Black-Scholes option pricing model and assuming volatility of 61%.

James Wheat

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$135,000	$270,000
COBRA Premium	$8,479	$16,958
Acceleration of Vesting	$51,375		(1)

(1)	Reflecting acceleration of the vesting of the unvested 12,500 shares of restricted common stock of Rackable Systems.

Giovanni Coglitore

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$250,000	$250,000
COBRA Premium	$16,958	$16,958
Annual Retention Bonus	$1,370	$1,370
Acceleration of Vesting	—	$283,421	(1)

(1)	Reflecting acceleration of the vesting of 68,959 shares restricted common stock of Rackable Systems.

Maurice Leibenstern

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$135,000	$270,000
COBRA Premium	$8,479	$16,958
Acceleration of Vesting	—	$179,813	(1)

(1)	Reflecting acceleration of the vesting of the unvested 43,750 shares of restricted common stock of Rackable Systems.

David Yoffie

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$270,000	$270,000
COBRA Premium	$16,958	$16,958
Acceleration of Vesting		$164,400	(1)

(1)	Reflecting acceleration of the vesting of the unvested 40,000 shares of restricted common stock of Rackable Systems.

Anthony Gaughan (1)

Compensation and Benefits	Benefits According to Separation Agreement
Severance of Base Salary	$202,500
Medical Benefits	$4,387

(1)	Mr. Gaughan’s employment with the Company terminated effective as of November 12, 2008. The information in this table represents Severance Benefits payable to Mr. Gaughan pursuant to a Separation Agreement entered into between him and the Company on November 12, 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, our Compensation Committee currently consists of Mr. Verdoorn, Mr. Boesenberg and Mr. Griffiths. No member of our compensation committee served as an officer or employee of Rackable Systems during 2008. No member of our Board or our Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions in 2008 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, former or current executive officers or, to our knowledge, holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Mr. Griffiths a member of our Board of Directors, was an executive officer of WebEx Communications, Inc., which was acquired by Cisco Systems, Inc. in May 2007. WebEx is a customer of Rackable Systems and, in 2008, purchased approximately $900,000 of products and services from us.

Policies and Procedures For Review of Related Party Transactions

In March 2007, the Board of Directors approved a written Related-Person Transactions Policy. Under this policy, any proposed transaction that has been identified as a Related-Person Transaction may be consummated or materially amended only following approval by the Audit Committee. A “Related-Person Transaction” is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which our company and any Related Person are, were or will be participants in which the amount involved exceeds $60,000, other than transactions involving compensation for services provided to us as an employee, consultant or director shall not be considered Related-Person Transactions.

For purposes of our policy, a “Related Person” is:

•	any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer or a nominee to become a director;

•	a security holder known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and

•

a firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or similar control position or in which such person has a 5% or greater beneficial ownership interest.

In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related-Person Transaction shall be approved by another independent body of the Board of Directors. The Audit Committee or such other committee is referred to in the policy as the Committee. Under this policy, any Related-Person Transaction, if not a Related-Person Transaction when originally consummated, or if not initially identified as a Related-Person Transaction prior to consummation, shall be submitted to the Audit Committee for review and ratification as soon as reasonably practicable. The Committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such Related-Person Transaction. In the event that we propose to enter into, or materially amend, a Related-Person Transaction, our management shall present such Related-

Person Transaction to the Committee for review, consideration and approval or ratification. The presentation shall include, to the extent reasonably available, a description of:

•	all of the parties thereto;

•	the interests, direct or indirect, of any Related Person in the transaction in sufficient detail so as to enable the Committee to fully assess such interests;

•	a description of the purpose of the transaction;

•

all of the materials facts of the proposed Related-Person Transaction, including the proposed aggregate value of such transaction, or, in the case in indebtedness, that amount of principal that would be involved;

•	the benefits to us of the proposed Related-Person Transaction;

•	if applicable, the availability of other sources of comparable products or services;

•

an assessment of whether the proposed Related-Person Transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally; and

•	management’s recommendation with respect to the proposed Related-Person Transaction.

In the event the Committee is asked to consider whether to ratify an ongoing Related-Person Transaction, in addition to the information identified above, the presentation shall include a description of the extent of work performed and remaining to be performed in connection with the transaction and as assessment of the potential risks and costs of termination of the transaction, and where appropriate, the possibility of modification of the transaction. The Committee, in approving or rejecting the proposed Related-Person Transaction, shall consider all the relevant facts and circumstances deemed relevant by and available to the Committee, including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The Committee shall approve only those Related-Person Transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of us and our stockholders, as the Committee determines in the good faith exercise of its discretion.

Each director and executive officer is responsible for identifying, and we request that each 5% or greater stockholder identify, any Related-Person Transaction involving such director or executive officer or his or her affiliates and immediate family members and seek approval from the Committee pursuant to this policy before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.

Prior to the adoption of this policy, all transactions in which our directors, officers or 5% stockholders had a direct or indirect material interest were fully described to the Board of Directors and approved in advance of the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Rackable Systems’ stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker. Direct your written request to Rackable Systems, Inc., Attention: Investor Relations, at 46600 Landing Parkway, Fremont, CA, 94538 or contact Rackable Systems’ Investor Relations at (510) 933-8382. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors

Maurice Leibenstern
Secretary

May 1, 2009

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 3, 2009 (the “Form 10-K”), filed with the SEC on March 19, 2009, is incorporated by reference in this proxy statement. A copy of our Form 10-K is available without charge upon written request to: Corporate Secretary, Rackable Systems, Inc., 46600 Landing Parkway, Fremont, CA, 94538.

RACKABLE SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2009

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Mark J. Barrenechea and Maurice Leibenstern, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Rackable Systems, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Rackable Systems, Inc. to be held at the company’s offices located at 46600 Landing Parkway, Fremont, CA, 94538 on May 29, 2009 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

RACKABLE SYSTEMS, INC.

May 29, 2009

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 06:00 AM PST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at investors.rackable.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

20730000000000000000 5 052909

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors: Each to be elected to hold office until the 2010 Annual Meeting of the Stockholders and until their successors are elected and qualified:

NOMINEES:

FOR ALL NOMINEES Mark J. Barrenechea Michael W. Hagee WITHHOLD AUTHORITY Charles M. Boesenberg FOR ALL NOMINEES Gary A. Griffiths O Hagi Schwartz

(See FOR ALL instructions EXCEPT below) Ronald D. Verdoorn

Douglas R. King

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

JOHN SMITH

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FOR AGAINST ABSTAIN

2. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending January 2, 2010

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.